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                 [LETTERHEAD OF LAW OFFICES OF ROBERT L. PIKE]


                                                                    EXHIBIT 23.3

                                October 8, 1997


Luther Medical Products, Inc.
14332 Chambers Road
Tustin, California 92680


Gentlemen:

        I hereby consent to the use of my name in the Prospectus on Form S-8, File No. 33-15612, and the use of my opinion as an exhibit to said Registration Statement with the amendment of said Registration Statement by the incorporation of the Annual Report on Form 10KSB, File No. 0-9570 of Luther Medical Products, Inc. for the year ended June 30, 1997.


                                        Respectfully submitted

                                        /s/ ROBERT L. PIKE
                                        -------------------
                                        Robert L. Pike